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                                                                  EXHIBIT 99.286

Author:  GAA6%AsiEss%CTS@bangate.pge.com%smtp at x400po
Date:    10/3/97  4:56 PM
Priority: Normal
TO: Ali Vojdani at PSC-LADWP
TO: Paul Gribik at PSC-LADWP
TO: farrokh.albuyeh@ustra.mail.abb.com%smtp at x400po
TO: reynaldo.bernal@ustra.mail.abb.com%smtp at x400po
TO: behnam.danai@ustra.mail.abb.com%smtp at x400po
TO: zalaywan@caiso.com%smtp at x400po
TO: mknixon@dpcmail.dukepower.com%smtp at x400po
TO: mnixon@des.dukepower.com%smtp at x400po
TO: tcarlson@caiso.com%smtp at x400po
Subject: re:Re: Adjustment Bid Modification for Transmission Losses

------------------------------- Message Contents -------------------------------

The size of the Message Text is  8376(> 6K), So it is kept in the First
Attachment

Paul:

From what you write, we agree on the intra-zonal CM that the AB must be physical rather than effective, but let us deal with intra-zonal in good time -- we will need to do several changes (HA validation on deviations only, passing intra-zonal CM adjustments separately to SI, tolerate unbalanced total SC schedules in the HA, etc.). Let us focus on 1/1/98.

It may be more intuitive for SCs to submit effective AB, although they will look different in every hour due to the different GMMs (a lot of micromanagement for them), but we cannot change SI validation at this point. The logic of the current system is that the AB that accompany a physical schedule must be physical, too. Of course, this is inconsistent with the AS and SE bids, but at least there are on separate templates.

It is worth considering that the PX was planning to pass effective AB. They will now modify their PowerWeb Gateway to divide the quantities by the GMMs to make them physical for submission to the ISO. Note that they do not modify any prices.

I have no qualms for the "black box" that removes the price overlap. This is in the Tarrif (in loose language) and in our Protocols, so we can defend it. Besides, it will not have any effect on the usage charges, so we are OK.

Paul, please do not take me wrong. Adjusting prices in addition to quantities, is technically correct, but politically wrong. The ISO will not be able to defend it.

Regards,
George

----------------------[Reply - Original Message]----------------------

Sent by: (Paul.Gribik@pscmail.ps.net)

         George:

         It seems that you are saying that the SCs will submit adjustment cost curves which give "price per effective MWh delivered to the load center


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         as a function of the MWh delivered to the scheduling point." This is a rather complex blend. Why not just require that the SCs give adjustment bids in which everything is measured at the load center (price per effective MWh at the load center as a function of effective MWh delivered to the load center). This would be cleaner.

         Also, as I recall the Phoenix meeting, we agreed that the adjustment cost curves should be scaled by the GMMs. Maybe the problem is that this language is not precise enough because I take that to mean that the MWh and $/MWh in the adjustment bids are to be scaled. That is, the adjustment bids provided by the SCs give "price for MWh at the scheduling point as a function of MWh at the scheduling point" and both price nad quantity must be scaled to give "price per MWh at the load center as a function of MWh at the load center."

         You also mentioned the use of the cost curves in intrazonal congestion management. You mention that the cost curves should not be modified at all since intrazonal congestion management occurs at the scheduling point and uses the full AC network model. As such, the intrazonal network model will use a model that includes calculation of losses explicitly. The schedules after intrazonal CM will not be multiplied again by the GMMs since the intrazonal model already treats losses. Consequently, the adjustment cost curves used in intrazonal CM should not internalize the effect of losses as they are explicitly treated in the model. For intrazonal CM, the adjustment cost curves should give the "price per MWh at the scheduling point as a function of MWh at the scheduling point."

         Next, I would like to consider the problem of the ISO modifying the adjustment bids to teat the impact of losses. This adjustment is totally transparent to the participants. The ISO publishes the GMMs that it will use well before the adjustment bids are due. Also, the participants would know the simple way in which the ISO will scale the adjustment bids using the GMMs. As a result, the participants can easily submit adjustment bids that will reflect their internalized estimate of the effect of losses after the ISO scales the curves if they so desire.

         If this is a problem, then there is an even larger problem. The ISO will modify the adjustment bids for an SC's resources in an attempt to reduce the intrazonal optimization of an SC's resources during interzonal CM. This modification is much more of a "black box" to the participants. For example, a generator bidding an adjustment bid through the PX will have a much harder time forecasting how the ISO may massage its bid. Also, the modification could impact the interzonal congestion usage charge. If this is not a problem, I don't see why the transparent and straightforward scaling by the GMMs is a major problem.

         Paul

                               Reply Separator
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Subject: Adjustment Bid Modification for Transmission Losses
Author:  GAA6%AsiEss%CTS@bangate.pge.com%smtp at x400po
Date:    10/2/97 8:43 PM


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Gentlemen:

SCs submit preferred generator (and import) schedules at the generator bus (or Scheduling Point). The adjustment bids that may accompany these schedules are also assumed physical rather than effective at the load center. Since CONG uses a lossless network and converts the generator/import physical schedules to effective ones (by multiplying by the corresponding GMM), the submitted adjustment bids should also be modified accordingly.

When we discussed this topic in our meeting with PCA in Phoenix, we agreed that the quantities (break-points) of an adjustment bid should be multiplied by the corresponding GMM. However, no price adjustment was ever mentioned.

Currently CONG divides the prices of the adjustment bid by the corresponding


GMM
in addition to the quantity adjustment, in effect internalizing the cost of loss obligation in the adjustment bid as converted to apply at the load center. Although, this is theoretically correct, it cannot be allowed for the following reasons:

- Loss obligation cost internalization is a market decision that cannot be unilaterally applied by the ISO. The ISO has no role in altering the economic information that is submitted by SCs.

- The prices of the adjustment bids determine the usage charges to SCs. The ISO will be in a politically very difficult situation if it can influence this charge by means of an internal adjustment, for whatever reason.

- The adaptation of a lossless network model and usage of efficient generator/import schedules in inter-zonal congestion management is the outcome of a policy decision to allocate and price transmission capacity based only on congestion costs, excluding cost of losses, which is the responsibility of the generator/import scheduler. Internalizing the cost of losses in the adjustment bids will factor that cost in the transmission capacity allocation process, going against policy.

- Price adjustment on the positive quantity part of an adjustment bid submitted by a pump-storage hydro resource may result in an adjusted curve that is no longer monotonically increasing, which the software cannot handle.

I have discussed this with the ISO, PX, PG&E, and consultants, and we are all in agreement that price adjustment is unacceptable and should not be performed.

Note that the supplemental energy bids and the ancillary services energy


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price curves should not be modified whatsoever since they are assumed to be at the load center. Additionally, in Phase II, the adjustment bids that are to be used for intra-zonal congestion management should not be modified at all because intra-zonal congestion management is performed at the physical location and uses a full AC network model.

Regards,

George

--

Dr. George Angelidis  Tel: (415) 973-4543
Business Consulting   FAX: (415) 973-8354
Computer and Telecommunications Services
Pacific Gas and Electric Company
mailto:gaa6@pge.co

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